Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the use in this Registration Statement Form S-1 of KB Global Holdings Limited of our report dated December 16, 2021, relating to the financial statements and schedules of KB Global Holdings Limited for the years ended December 31, 2020 and 2019, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

Certified Public Accountants

Hong Kong, December 16, 2021